Exhibit 4.10B

Certain confidential information contained in this document, has been redacted in accordance with Instructions as to Exhibits to Form 20-F, because (i) the company customarily and actually treats that information as private or confidential and (ii) the omitted information is not material. “[***]” indicates where the information has been omitted from this exhibit
Date: 30 October, 2022

To:
Cognyte Software Ltd., company no. 51-619642-5 (“Cognyte Software”)
Cognyte Technologies Israel Ltd., company no. 51-270486-7 (“Cognyte Technologies”)
(Each of Cognyte Software and Cognyte Technologies, shall be referred to, jointly and severally, as – “the Company”)

Re: Amendment to the Credit Facility Approval dated 27.12.2020

Whereas    Bank Hapoalim B.M. (hereinafter: “the Bank”), has allocated to you a credit facility of up to US$50,000,000 in Account No. 662340 at Branch No. 600 of the Bank, in the name of Cognyte Technologies and in Account No. 381866 at Branch No. 600 of the Bank, in the name of Cognyte Software (hereinafter: “the Facility Accounts”), for a period and on such terms as set out in the Credit Facility Approval letter dated 27.11.2020, executed between the Bank, Cognyte Technologies and Cognyte Software (hereinafter: "the Credit Facility Letter"); and -

Whereas     the parties agree to (partially) amend the Credit Facility Letter, as set out in this Amendment Letter;

Now therefore, the parties hereto represent, warrant, covenant and agree as follows:

1.Interest rate on the Loans

1.1It is hereby agreed that clause 1.1.3 of the Credit Facility Letter shall not apply to any Loan utilized under the Credit Facility on or following the date hereof.

1.2With respect to each Loan utilized under the Credit Facility on or following the date hereof, the interest rate on each such Loan, for each relevant calculation period, shall be determined by the Bank as a variable interest comprised of the applicable Term SOFR plus a margin of [***]%, as shall be detailed in the “request for the extension of loans in foreign currency” (מש20) delivered to the Bank by each utilization date, pursuant to Clause 3.2 of the Credit Facility Letter.

2.Conditions Precedent to the Utilization of the Credit Facility:

With respect to clause 3.2 of the Credit Facility Letter, it is hereby agreed that Schedule 3.2 of the Credit Facility Letter shall be replaced by the currently standard form of “request for the extension of loans in foreign currency” (מש20) which is attached hereto.
It is further acknowledged that such form may change or be replaced from time to time, as set out in the Credit Facility Letter.

3.Non–utilization fee
It is agreed that the annual rate of the non utilization fee set out in clause 7.1.2 of the Credit Facility Letter shall change, commencing on the date hereof, from [***]% to [***]%.
In light of this change, as of the date hereof, the maximum amount of the fee (assuming the Credit Facility is not utilized at all) is US$[***] (subject to the provisions of Clause 7.2 of the Credit Facility Letter).

4.Miscellaneous

1.1This Amendment Letter is addressed to you alone and shall in no way create any liability of the Bank towards any third party. Your rights hereunder are not in any way assignable or transferable.

1.2This Amendment Letter shall enter into force subject to having been signed by you in the form set out below and returned to us by not later than October 31, 2022.

1.3This Amendment Letter and the other Credit Documents shall be deemed to complement each other and shall be interpreted as adding to on another. In any case of conflict between the provisions of this letter and the provisions of the other Credit Documents, with respect to any of the matters detailed herein, or if any specific matter is expressly agreed both under the provisions hereof and under any other Credit Document, the provisions of this Amendment Letter shall prevail.

1.4This Amendment Letter forms an integral part of the Credit Facility Letter, and all other provisions of the Credit Facility Letter and its terms remain in full force and effect.

1.5The capitalized terms included in this Amendment Letter shall have the meaning ascribed to them in the Credit Facility Letter, unless expressly determined otherwise in this Amendment Letter.

[Signature page to follow]

Yours faithfully,

________________________

             Bank Hapoalim B.M.

To
Bank Hapoalim B.M.

We the undersigned hereby confirm our agreement to all of the provisions contained in the above Amendment Letter letter and undertake to observe all of the terms and conditions therein contained.

/s/ David Abadi /s/ Meir Talbi 31 October 2022___
Cognyte Software Ltd. Date

Advocate’s Confirmation

I, the undersigned _______________________ Advocate, being the Advocate of Cognyte Software Ltd., company no. 51-619642-5 (“the Company”), hereby confirm that the aforesaid company has signed the above document by means of its authorized signatories Messrs. _____________________ and ___________________ in accordance with the Company’s resolution duty adopted and in accordance with its up-to-date incorporation papers, and that the above signatures are binding on the company for all intents and purposes.

31 October 2022___ /s/ Toot Salles
Date Stamp and Signature

/s/ David Abadi /s/ Meir Talbi 31 October 2022
Cognyte Technologies Israel Ltd. Date

Advocate’s Confirmation

I, the undersigned _______________________ Advocate, being the Advocate Cognyte Technologies Israel Ltd., company no. 51-270486-7 (“the Company”), hereby confirm that the aforesaid company has signed the above document by means of its authorized signatories Messrs. _____________________ and ___________________ in accordance with the Company’s resolution duty adopted and in accordance with its up-to-date incorporation papers, and that the above signatures are binding on the company for all intents and purposes.

31 October 2022___ /s/ Toot Salles
Date Stamp and Signature
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